Exhibit 99.1

Cano Health Announces Change in Chief Financial Officer Role

Eladio Gil named Interim Chief Financial Officer

MIAMI, FL, September 29, 2023 /PRNewswire/— Cano Health, Inc. (“Cano Health”) (NYSE: CANO) today announced that Eladio Gil has been appointed Interim Chief Financial Officer, effective September 29, 2023. Mr. Gil, who previously served as Cano Health’s Vice President of Medicare Advantage Finance, succeeds Brian Koppy, who has stepped down to accept an opportunity outside the organization.

Mr. Gil is a seasoned finance executive with more than 30 years of comprehensive healthcare experience. Before joining Cano Health, Mr. Gil served as the Chief Financial Officer of Total Health, where he managed the company’s finance and accounting functions, as well as Management Services Organizations Operations. Additionally, he has held key finance and business leadership roles with other major healthcare companies, including as Chief Financial Officer of CarePlus Health and as Vice President of Care Delivery with Humana. Mr. Gil has also been instrumental in building and optimizing finance and operations departments during his tenure with Blue Cross Blue Shield and United Health Plans.

“We are thrilled to welcome Eladio as Interim CFO,” said Mark Kent, Chief Executive Officer of Cano Health. “In my more than 12 years knowing Eladio, I have witnessed the combination of his extensive industry experience and finance expertise, including developing and executing strategies to reduce complexity and ensure balance sheet stabilization. I look forward to greater collaboration with him as we work to unlock embedded profitability, reduce complexity, and create value for shareholders.”

Mr. Kent added, “We are deeply grateful to Brian for his exemplary leadership during his tenure as CFO. His expertise, professionalism, and poise helped navigate our company through several pivotal periods of change, including organizational restructuring and strategic asset divestitures. While we are sad to see him go, we appreciate his support and dedication to the company and wish him the very best.”

As Interim CFO, Mr. Gil will report directly to CEO Mark Kent. Mr. Gil is a graduate of Florida International University’s School of Finance and received his CPA certification from the State of Florida in 2002.

About Cano Health

Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 365,000 members. Founded in 2009, with its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves through its primary care medical centers and supporting affiliated providers. For more information, visit canohealth.com or investors.canohealth.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Cano Health’s control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “believes,” “foresees,” “forecasts,” “plans,” “intends,” “estimates” or other words or phrases of similar import, including, without limitation, Cano Health’s plans to unlock embedded profitability, reduce complexity, and create value for shareholders. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on Cano Health’s results of operations and financial condition. Important risks and uncertainties that could cause Cano Health’s actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, the regulatory environment, competitive conditions, and/or consumer receptivity to Cano Health’s services; changes in Cano Health’s strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; Cano Health’s ability to realize expected financial results; Cano Health’s ability to predict and control its medical cost ratio; Cano Health’s ability to integrate its acquisitions and achieve the desired synergies; Cano Health’s ability to maintain its relationships with health plans and other key payors; Cano Health’s future capital requirements and Cano Health’s sources and uses of cash, including funds to satisfy its liquidity needs; Cano Health’s ability to attract and retain members of management and its Board of Directors; and/or Cano Health’s ability to recruit and retain qualified team members and independent physicians. Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in Cano Health’s filings with the SEC, including, without limitation, in Cano Health’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023 (the “2022 Form 10-K”), as well as Cano Health’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that Cano Health has filed or will file with the SEC during 2023 (which may be viewed on the SEC’s website at http://www.sec.gov or on Cano Health’s website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, (i) Cano Health’s experiencing delays or difficulties in, and/or unexpected or less than anticipated results from executing its plans to unlock embedded profitability, reduce complexity, and/or create value for shareholders, such as due to less than anticipated liquidity, unanticipated demands on Cano Health’s available sources of cash, higher than anticipated costs, tightness in the credit or M&A markets, higher interest rates, less than anticipated cost reductions from Cano Health’s restructuring activities and/or a sustained higher inflationary environment. For a detailed discussion of other risks and uncertainties that could cause Cano Health’s actual results to differ materially from those expressed or implied by Cano Health’s forward-looking statements, please refer to Cano Health’s filings with the SEC, including, without limitation, Cano Health’s 2022 Form 10-K. Factors other than those listed above could also cause Cano Health’s results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, Cano Health undertakes no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Additionally, the business and financial materials and any other statement or disclosure on or made available through Cano Health’s websites or other websites referenced herein shall not be incorporated by reference into this release.